Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
MTI Technology Corporation:
     We have issued our report dated June 1, 2005, except for Note 14 as to which the date is June 15, 2005, accompanying the consolidated financial statements and schedule included in the Annual Report of MTI Technology Corporation on Form 10-K for the year ended April 2, 2005. We consent to the incorporation by reference of said report in this Registration Statement of MTI Technology Corporation on Form S-8.
/s/ Grant Thornton LLP

Irvine, California
January 27, 2006